Exhibit 99.1

BioSante Pharmaceuticals, Inc. 111 Barclay Boulevard Lincolnshire, Illinois 60069 www.biosantepharma.com

FOR IMMEDIATE RELEASE	NASDAQ: BPAX

BioSante Pharmaceuticals Provides Merger Update
and Reports 2012 Financial Results

LINCOLNSHIRE, Illinois - (March 1, 2013) — BioSante Pharmaceuticals, Inc. (NASDAQ: BPAX) today provided an update on the Company’s proposed merger transaction with ANI Acquisition Company d/b/a ANI Pharmaceuticals, Inc. and reported on its cash balance as of December 31, 2012 and financial results for the year ended December 31, 2012.

Merger Update

The special meeting of BioSante’s stockholders to vote on the proposed merger with ANI currently is scheduled to be held at 8:00 a.m., Central Time, at BioSante’s corporate office located at 111 Barclay Boulevard, Lincolnshire, Illinois 60069.

The required vote to approve the merger is a majority of the outstanding shares of capital stock of BioSante.  As of February 28, 2013, a significant number of shares have not yet been voted.  However, of those shares that have been voted, 84.2% have been voted in favor of the merger proposal and 80.6% have been voted in favor of the reverse split proposal required in order to maintain the merged company’s NASDAQ Global Market listing.  Each stockholder’s vote is critical to the success of the merger whether the position be 100,000 shares or even 1,000 shares.  BioSante encourages ALL stockholders to vote their shares promptly by calling (800) 357-9167.  This call should take less than one minute.  No confidential information will be required.

The board of directors of BioSante unanimously recommends that stockholders vote “FOR” the adoption of the merger agreement and all related matters being submitted to a vote of BioSante stockholders.

BioSante stockholders who need assistance in voting their shares or who have questions regarding BioSante’s special meeting may contact The BioSante Proxy Information Line toll-free at (800) 357-9167 or AST Phoenix Advisors at (877) 478-5038.

About the Proposed Merger

Under the terms of the merger agreement, if the proposed merger is completed, ANI will merge with and into BioSante, with BioSante continuing as the surviving company.  The combined company that will result from the merger will be a fully integrated specialty branded and generic pharmaceutical company focused on developing, manufacturing and marketing branded and generic prescription pharmaceuticals.  BioSante and ANI both believe that the merger of the two companies will be able to create more value than either company could achieve individually.  BioSante stockholders are encouraged to read the definitive joint proxy statement/prospectus as it provides, among other things, financial and other information regarding ANI.

Upon completion of the merger, the combined company will be renamed ANI Pharmaceuticals, Inc. and will operate under the leadership of the ANI management team, with Arthur S. Przybyl serving as President and Chief Executive Officer.  In addition to Mr. Przybyl, the board of directors of the combined company is expected to have two current directors from BioSante and four current ANI directors.

Upon completion of the merger, BioSante will issue to ANI stockholders shares of BioSante common stock such that the current ANI stockholders will own approximately 53% of the combined company’s shares of common stock outstanding, and the BioSante stockholders will own approximately 47%, assuming

BioSante’s net cash is $18.0 million as of the determination date.  The number of shares of BioSante common stock to be received by the ANI stockholders is based on an exchange ratio that is subject to adjustment as provided in the merger agreement based on BioSante’s “net cash,” as defined in the merger agreement and generally consisting of BioSante’s cash and cash equivalents less certain expenses and liabilities, as of a determination date prior to the anticipated closing date of the merger.

In addition, immediately prior to the merger, BioSante plans to distribute to its stockholders of record on March 15, 2013 contingent value rights (CVRs) providing payment rights arising from a future sale, transfer, license or similar transaction(s) involving LibiGel.

BioSante stockholders are encouraged to read the definitive joint proxy statement/prospectus in its entirety as it provides, among other things, a detailed discussion of the proposed merger, the merger agreement and the process that led to the proposed merger.

Financial Update

As of December 31, 2012, the Company’s cash and cash equivalents were approximately $34.8 million and convertible senior notes payable on May 1, 2013 were approximately $8.3 million.  BioSante incurred a net loss of approximately $27.7 million or $(1.27) per share for the year ended December 31, 2012, compared to a net loss of $51.6 million or $(3.15) per share for the year ended December 31, 2011.  The decrease in the net loss was due primarily to lower clinical development expenses for LibiGel® (testosterone gel) during 2012 as a result of the conclusion of all current LibiGel clinical studies.

About BioSante Pharmaceuticals, Inc.

BioSante’s corporate strategy is to develop high value medically-needed pharmaceutical products and to implement strategic alternatives with respect to its products and its company, including licenses, business collaborations and other business combinations or transactions with other pharmaceutical and biotechnology companies.  BioSante’s products include LibiGel® (transdermal testosterone gel) for the treatment of female sexual dysfunction (FSD), specifically hypoactive sexual desire disorder (HSDD), which is in Phase III development.  BioSante’s other products include an FDA-approved testosterone gel for male hypogonadism, which is licensed to Teva Pharmaceuticals USA, Inc., and the Pill-Plus™, an oral contraceptive in Phase II clinical development by Pantarhei Bioscience B.V.  BioSante’s first FDA-approved product, Elestrin™ (estradiol gel) indicated for the treatment of hot flashes associated with menopause, is marketed in the U.S. by Meda Pharmaceuticals, BioSante’s licensee.

Forward-Looking Statements

To the extent any statements made in this news release deal with information that is not historical, these are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the proposed transaction between BioSante and ANI, the terms, timing, conditions to and anticipated completion of the proposed transaction, the expected ownership of the combined company and the composition of the combined company’s board of directors and management team; the anticipated distribution to BioSante stockholders of contingent value rights (CVRs) immediately prior to the merger and the terms, timing and value of such CVRs, the potential benefits of the proposed transaction to the BioSante and ANI stockholders, the combined company’s plans, objectives, expectations and intentions with respect to future operations and products, the anticipated financial position, operating results and growth prospects of the combined company and other statements that are not historical in nature, particularly those that utilize terminology such as “will,” “expects,” “plans,” “potential,” “future,” “believes,” “intends,” “continue,” other words of similar meaning, derivations of such words and the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause BioSante’s and the combined company’s actual results to be materially different than those expressed in or implied by such forward-looking statements. Particular uncertainties and risks include, among others, the failure of the BioSante or ANI stockholders to approve the transaction, the risk that BioSante’s net cash at closing will be lower than currently anticipated or the failure of either party to meet the other conditions to the closing of the transaction; delays in completing the transaction and the risk that the transaction may not be completed at all; the failure to realize the anticipated benefits from the transaction or delay in realization thereof; the businesses of BioSante and ANI may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; operating costs and business disruption during the pendency of and following the transaction, including adverse effects on employee retention and on business relationships with third parties; the risk that the CVRs may not be distributed prior to the completion of the merger or at all or may not be paid out or result in any value to BioSante’s stockholders; general business and economic conditions; the combined company’s need for and ability to obtain additional financing; the difficulty of developing pharmaceutical products, obtaining regulatory and other approvals and achieving market acceptance; the marketing success of BioSante’s and the combined company’s licensees or sublicensees.  More detailed information on these and additional factors that could affect BioSante´s actual results are described in BioSante´s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K.  All forward-looking statements in this news release speak only as of the date of this news release and are based on BioSante´s current beliefs and expectations. BioSante undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Important Additional Information for Investors and Stockholders

This communication is being made in respect of the proposed merger between BioSante and ANI and related matters involving BioSante and ANI.  In connection with the proposed transaction, BioSante has filed with the SEC and the SEC has declared effective a registration statement on Form S-4, containing a joint proxy statement/prospectus and other relevant materials.  The final definitive joint proxy statement/prospectus has been sent to the stockholders of BioSante and ANI.  Investors and security holders are urged to read the joint proxy statement/prospectus (including any amendments or supplements) and other documents filed with the SEC carefully in their entirety because they contain important information about BioSante, ANI and the proposed transaction.

Investors and security holders may obtain free copies of the registration statement and the joint proxy statement/prospectus and other documents filed with the SEC by BioSante at the SEC’s web site at www.sec.gov.  Free copies of the registration statement and the joint proxy statement/prospectus and other documents filed with the SEC also can be obtained by directing a request to BioSante, Attention: Investor Relations, telephone: (847) 478-0500.  In addition, investors and security holders may access copies of the documents filed with the SEC by BioSante on BioSante’s website at www.biosantepharma.com.

BioSante and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction described in this release.  Information regarding BioSante’s directors and executive officers is available in BioSante’s annual report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on February 28, 2013.  Investors and stockholders can obtain more detailed information regarding the direct and indirect interests of BioSante’s directors and executive officers in the proposed transaction by reading the definitive joint proxy statement/prospectus.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

For more information about BioSante, please contact:

Laila Hermano

(847) 478-0500 ext. 120

info@biosantepharma.com